Exhibit 99.5

Sender: [Jiff representative]
To: Jiff partner
Subject: Company update

Dear [Valued Partner],

As you may have heard, we are excited to announce that Jiff is coming together with Castlight to form a single company that will offer the most comprehensive health benefits platform in the market today. I wanted to reach out personally to ensure you had the key information about the announcement.

Better serving the health benefit needs of employees and employers is the reason we founded Jiff and it is what continues to drive us to improve our offering. As we have come to know Castlight through this process, we believe that this is a unique opportunity when the market, changing technology, and an amazing team can come together and give us the chance to significantly improve upon the status quo.

As you may know, Castlight pioneered health care transparency and decision support, and today helps employees make better health decisions by guiding them to the right program, care, and provider. Once together, we will bring together an unprecedented range and depth of technology capabilities into a single platform. The combined platform will seek to improve every aspect of an employee’s health experience: from staying healthy, to accessing care, to managing a condition. For your clients, the combined platform will make it more efficient than ever before to engage with employees, purchase and deploy a wide range of benefit technologies, and measure impact.

The transaction is expected to close in the first half of 2017. Until then, both companies will run independently and you will be supported by the same partnership team and sales team in the field.

Upon closure, we will begin integrating our two organizations, leveraging the strength of both teams. Even as that happens, we want to assure you that we will continue to support the specific products provided by each company today. In the near term, your clients’ project teams, leadership structure, and our delivery commitments will remain unchanged

Importantly, and as I’ve hope you have seen, we are deeply committed to our partnership with [Insert Partner]. Consultants have often told us that Jiff and Castlight have complementary capabilities and it is difficult to source such capabilities from separate vendors. Now we are responding to that feedback, and delivering greater value to your clients. This commitment to acting on your feedback will remain equally strong, and core to our go-to-market strategy. We already dedicate substantial resources to our partnership, and we expect to do the same or more going forward. I personally deeply value your partnership!

Kind regards,

[Jiff Representative]

Note: Because this transaction involves the issuance of Castlight securities, we must provide the following additional information:

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction between Castlight Health, Inc. (“Castlight”) and Jiff, Inc. (“Jiff”), Castlight intends to file a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC").  This registration statement will contain a joint proxy statement/prospectus/information statement and relevant materials concerning the proposed transaction.  Additionally, Castlight intends to file with the SEC other relevant materials in connection with the proposed transaction. After the registration statement is declared effective by the SEC, Castlight and Jiff will deliver a definitive joint proxy statement/prospectus/information statement to their respective stockholders. STOCKHOLDERS OF CASTLIGHT AND JIFF ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Castlight at www.castlighthealth.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed transaction shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Castlight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Castlight’s stockholders with respect of the matters relating to the proposed transaction. Jiff and its officers and directors may also be deemed a participant in such solicitation. Information regarding any interest that Castlight, Jiff or any of the executive officers or directors of Castlight or Jiff may have in the proposed transaction with Jiff will be set forth in the joint proxy statement/prospectus/information statement that Castlight intends to file with the SEC in connection with its stockholder vote on matters relating to the proposed transaction. Information about the directors and executive officers of Castlight, including their respective interest in security holding of Castlight, is set forth in the proxy statement for Castlight’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Stockholders may obtain additional information regarding the interest of such participants by reading the definitive joint proxy statement/prospectus/information statement regarding the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.